EXHIBIT 5

                          REGISTRATION RIGHTS AGREEMENT

         THIS REGISTRATION RIGHTS AGREEMENT, dated as of November 10, 1999, is entered into by and among Texoil, Inc., a Nevada corporation (together with its successors and assigns, the "Company"), Quantum Energy Partners, LP, EnCap Equity 1996 Limited Partnership, Energy Capital Investment Company PLC, V&C Energy Limited Partnership, Arthur L. Smith, Paul B. David, Thomas A. Reiser and Jerry M. Crews (together, the "Investors").

         1. Background. The Company and each of the Investors have entered into a Preferred Stock Purchase Agreement, dated as of October 12, 1999 (the "Purchase Agreement"), relating to a proposed transaction in which the Investors will each purchase shares of Series A Preferred Stock, par value $0.01 per share (the "Series A Preferred"), of the Company (the "Proposed Transaction"). The execution and delivery of this Agreement is a condition to consummation of the Proposed Transaction.

         2. Registration under Securities Act, etc.
            ---------------------------------------

         2.1.  Registration on Request.
               -----------------------

     (a) Upon the written request of one or more holders of Registrable Securities requesting that the Company effect the registration under the Securities Act of all or a portion of such holders' Registrable Securities and specifying the intended method of disposition thereof and whether or not such requested registration is to be an underwritten offering, the parties hereto agree as follows:

               (i) The Company will promptly give written notice of such requested registration to all other holders of Registrable Securities, if any;

               (ii) Promptly after the  performance of any  obligations  imposed
          under  clause  (i)  of  this  Section  2.1(a),   and  subject  to  the
          limitations set forth in subsection (e) of this Section 2.1, the Company will use its best efforts to effect the registration under the Securities Act of:

                    (A) the Registrable Securities which the Company has been so requested to register by such holders, and

                    (B) all other  Registrable  Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the intended method of disposition of such Registrable Securities), all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be registered;

     (b) Registration of Other Securities. Whenever the Company shall effect a registration pursuant to this Section 2.1 in connection with an underwritten offering by one or more holders of Registrable Securities, no securities other than Registrable Securities shall be included among the securities covered by such registration unless (i) the managing underwriter of such offering shall have advised each holder of Registrable Securities to be covered by such registration in writing that the inclusion of such other securities would not adversely affect such offering or (ii) the holders of all






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Registrable  Securities to be covered by such registration  shall have consented in writing to the inclusion of such other securities.

     (c) Registration Statement Form. Registrations under this Section 2.1 shall be on such appropriate registration form of the Commission (i) as shall be selected by the Company and as shall be reasonably acceptable to the Requisite Holders, and (ii) as shall permit the disposition of such Registrable Securities in accordance with the intended method or methods of disposition specified in their request for such registration. The Company agrees to include in any such registration statement all information which holders of Registrable Securities being registered shall reasonably request.

     (d) Expenses. The Company will pay all Registration Expenses in connection with any registration requested pursuant to this Section 2.1. Any Selling Expenses in connection with any registration requested under this Section 2.1 shall be allocated among all Persons on whose behalf securities of the Company are included in such registration, on the basis of the respective amounts of the securities then being registered on their behalf.

     (e) Limitations on Requested Registrations. The Company's obligation to take or continue any action to effect a requested registration under this
Section 2.1 shall be subject to the following:

          (i) The Company shall not be required to effect more than three registrations requested pursuant to this Section 2.1; provided that, a registration requested pursuant to this Section 2.1 shall not be deemed to have been effected (A) unless a registration statement with respect thereto has been declared effective for a period of at least 90 days, (B) if after a registration statement has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason, or
     (C) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied, other than as a result of the voluntary termination of such offering by the Requisite Holders;

          (ii) The Company will not be required to effect a registration pursuant to this Section 2.1 unless such registration has been requested by the holders of Registrable Securities which either (A) represent at least 25% of the Registrable Securities then outstanding, or (B) have an estimated aggregate offering price to the public of at least $5,000,000;

          (iii) The Company will not be required to effect a registration pursuant to this Section 2.1 during the ninety-day period after a registration statement shall have been filed and declared effective under the Securities Act with respect to the public offering of any class of the Company's equity securities (which shall exclude a registration of securities with respect to an employee benefit, retirement or similar plan); and

          (iv) If (A) in the good faith judgment of the Board of Directors of the Company, a required registration under this Section 2.1 would be seriously detrimental to the Company and the Board of Directors of the Company concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (B) the Company shall furnish to the holders of Registrable Securities requesting registration a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the


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     Company,  it  would  be  seriously  detrimental  to the  Company  for  such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then the Company shall have the right to defer such filing for a period of not more than one hundred eighty (180) days after receipt of the request of a holder of Registrable Securities, and, provided further, that the Company shall not defer its obligation in this manner more than once in any twelve-month period.

     (f) Selection of Underwriters. If a requested registration pursuant to this
Section 2.1 involves an underwritten offering, the underwriter or underwriters thereof shall be selected by the Requisite Holders, subject to the approval of the Company, such approval not to be unreasonably withheld.

     (g) Priority in Requested Registrations. If a requested registration pursuant to this Section 2.1 involves an underwritten offering, and the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration) that, in its opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering within a price range acceptable to the Requisite Holders, the Company will include in such registration the number of securities which the Company has been advised can be sold in such offering. Registrable Securities requested to be included in such registration shall be allocated on a pro rata basis among the holders thereof requesting such registration. In connection with any registration as to which the provisions of this clause (g) apply, no securities other than Registrable Securities shall be covered by such registration.

         2.2.     Incidental Registration.
                  -----------------------

     (a) Right to Include Registrable Securities. If the Company at any time proposes to register any of its securities under the Securities Act (other than
(i) in connection with a registration of any employee benefit, retirement or similar plan, or (ii) with respect to a Rule 145 transaction, or (iii) pursuant to Section 2.1), whether or not for sale for its own account, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and of such holders' rights under this Section 2.2. Upon the written request of any such holder made within 30 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities to be registered; provided, that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities entitled to registration under Section 2.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 2.2 shall be deemed to have been effected pursuant to Section 2.1 or shall relieve the Company of its obligation

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to effect any registration  upon request under Section 2.1. The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section 2.2 and any Selling Expenses shall be allocated among all Persons on whose behalf securities of the Company are included in such registration, on the basis of the respective amounts of the securities then being registered on their behalf.

     (b) Priority in Incidental Registrations. If (i) a registration pursuant to this Section 2.2 involves an underwritten offering of the securities being registered, whether or not for sale for the account of the Company, and (ii) the managing underwriter of such underwritten offering shall inform the Company and the holders of the Registrable Securities requesting such registration by letter of its belief that the number of securities requested to be included in such registration exceeds the number which can be sold in (or during the time of) such offering, then the Company will include in such registration, to the extent of the number which the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, and second, such Registrable Securities requested to be included in such registration pro rata on the basis of the number of such securities proposed to be sold and requested to be included.

         2.3. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 2.1 and 2.2, the Company will as expeditiously as possible:

          (i) prepare and (as soon thereafter as possible or in any event no later than 60 days after the end of the period within which requests for registration may be given to the Company) file with the Commission the requisite registration statement to effect such registration and thereafter use its best efforts to cause such registration statement to become effective for the period of the distribution contemplated thereby; provided, that the Company may discontinue any registration of its securities which are not Registrable Securities (and, under the circumstances specified in Section 2.2(a), its securities which are Registrable Securities) at any time prior to the effective date of the registration statement relating thereto;

          (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

          (iii) furnish to each seller of Registrable Securities covered by such registration statement such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request;

          (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or blue sky laws

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     of such jurisdictions as each seller thereof shall reasonably  request,  to keep such registration or qualification in effect for so long as such registration statement remains in effect, and take any other action which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this subdivision (iv) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

          (v) use its best efforts to cause all Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

          (vi) furnish to each seller of Registrable Securities a signed counterpart, addressed to such seller (and underwriters, if any) of:

               (A) an opinion of counsel for the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), reasonably satisfactory in form and substance to such seller, and

               (B) a "comfort" letter, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the independent public accountants who have certified the Company's financial statements included in such registration statement, covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of the accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities and, in the case of the accountants' letter, such other financial matters, and, in the case of the legal opinion, such other legal matters, as such seller may reasonably request;

         (vii) notify each seller of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and at the request of any such seller promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

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          (viii)  otherwise  use its best efforts to comply with all  applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first full calendar month after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act, and will furnish to each such seller at least five business days prior to the filing thereof a copy of any amendment or supplement to such registration statement or prospectus and shall not file any thereof to which any such seller shall have reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or of the rules or regulations thereunder;

          (ix) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

          (x) use its best efforts to list all Registrable Securities covered by such registration statement on any securities exchange on which any of the securities of the Company is then listed;

          (xi)  assist in  marketing  the  offering,  including  conducting  and
     participating   in  a  roadshow  as   recommended   and  scheduled  by  the
     underwriters; and

          (xii) enter into such agreements and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

         The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing in order to assure compliance with federal and applicable state securities laws.

         Each holder of Registrable Securities agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in subdivision (vii) of this
Section 2.3, such holder will forthwith discontinue such holder's disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until such holder's receipt of the copies of the supplemented or amended prospectus contemplated by subdivision (vii) of this
Section 2.3 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such holder's possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

         2.4.     Underwritten Offerings.
                  ----------------------

         (a) Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 2.1, the Company will enter into an underwriting agreement with such underwriters for such offering, such agreement to be satisfactory in substance and form to each such holder, the


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underwriters and the Company, and to contain such representations and warranties by the Company and such other terms as are generally prevailing in agreements of this type, including, without limitation, indemnities and contribution to the effect and to the extent provided in Section 2.7. The holders of Registrable Securities to be distributed by such underwriters shall, as a condition to inclusion of their Registrable Securities in such registration, be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

         (b) Incidental Underwritten Offerings. If the Company at any time proposes to register any of its securities under the Securities Act as contemplated by Section 2.2 and such securities are to be distributed by or through one or more underwriters, the Company will, if requested by any holder of Registrable Securities as provided in Section 2.2 and subject to the provisions of Section 2.2(b), arrange for such underwriters to include all the Registrable Securities to be offered and sold by such holder among the securities to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall, as a condition to the inclusion of their Registrable Securities in such registration, be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such holders of Registrable Securities. Any such holder of Registrable Securities shall not be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such holder, such holder's Registrable Securities and such holder's intended method of distribution and any other representation required by law.

         2.5. Preparation: Reasonable Investigation. In connection with the preparation and filing of each registration statement under the Securities Act pursuant to this Agreement, the Company will give the holders of Registrable Securities registered under such registration statement, and their counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

         2.6. Additional Rights of Investors. If any registration statement prepared under this Agreement refers to any Investor by name or otherwise as the holder of any securities of the Company, then such Investor shall have the right to require (x) the insertion therein of language, in form and substance satisfactory to such Investor, to the effect that the holding by such Investor of such securities does not necessarily make such Investor a "controlling person" of the Company within


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the meaning of the Securities Act and is not to be construed as a recommendation by such Investor of the investment quality of the Company's debt or equity securities covered thereby and that such holding does not imply that such Investor will assist in meeting any future financial requirements of the Company, or (y) in the event that such reference to such Investor by name or otherwise is not required by the Securities Act or any rules and regulations promulgated thereunder, the deletion of the reference to such Investor.

         2.7.     Indemnification and Contribution.
                  --------------------------------

         (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act, the Company will and hereby does indemnify and hold harmless the seller of any Registrable Securities covered by such registration statement, its directors and officers, each other Person who participates in the offering or sale of such securities and each other Person, if any, who controls such seller within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such seller or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such seller and each such director, officer, and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation thereof and; provided, further, that the Company shall not be liable to any Person who participates as an underwriter, in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in such final prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, underwriter or controlling person and shall survive the transfer of such securities by such seller.

         (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 2.3, that the Company shall have received an undertaking satisfactory to it from the prospective seller of such securities, to indemnify and hold harmless (in the same manner and to the same extent as set forth in subdivision (a) of this Section 2.7) the Company, each director of the Company, each officer of the

Company and each other Person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company through an instrument duly executed by such seller specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect, regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling Person and shall survive the transfer of such securities by such seller. Notwithstanding the foregoing, the liability of a seller of Registrable Securities pursuant to this Section 2.7(b) shall not exceed the net proceeds received by such seller in connection with the sale of the Registrable Securities.

         (c) Notices of Claims, etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 2.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subdivisions of this Section 2.7, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party shall be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

         (d) Other Indemnification. Indemnification similar to that specified in the preceding subdivisions of this Section 2.7 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation of any governmental authority other than the Securities Act.

         (e) Contribution.

               (i) If the indemnification provided for in this Section 2.7 is unavailable (except if inapplicable according to its terms) to an indemnified party under paragraphs (a), (b) or (d) hereof or is insufficient to hold such indemnified party harmless in respect of any losses, claims, damages, liabilities or expenses referred to therein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact has been taken, or relates to information supplied by or on behalf of such indemnifying party, on the one hand, or by or on behalf of such indemnified party, on the other hand, and such parties' relative intent, knowledge, access to information and opportunity to correct or prevent any such statement or omission.

                  (ii) The Company and the Seller(s) of the Registrable Securities agree that it would not be just and equitable if contribution pursuant to this Section 2.7 were determined by a pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e)(i) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in paragraph (e)(i) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating any claim or defending any such action, suit or proceeding. Notwithstanding the provisions of this Section 2.7, the seller(s) of the Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by them in connection with the sale of the Registrable Securities exceeds the amount of any damages which such sellers have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         (f) Indemnification or Contribution Payments. The indemnification and contribution required by this Section 2.7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

         2.8. Limitations on Subsequent Registration Rights. So long as any of the registration rights under this Agreement remain in effect, the Company will not, without the prior written consent of the Majority Holders, grant to any third party registration rights.

         3. Definitions. As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          Class B Common Stock: The Class B Common Stock, $0.01 par value per share, of the Company.

          Commission: The Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          Common Stock: The common shares, $0.01 par value per share, of the Company.

          Company: As defined in the introductory paragraph of this Agreement.

          Conversion Shares: The shares of Common Stock issued or issuable upon conversion of the Series A Preferred or the Class B Common Stock.

          Exchange Act: The Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Exchange Act of 1934 shall include a reference to the comparable section, if any, of any such similar federal statute.

          Majority Holders: At any time, the holder or holders of more than 50% of all Registrable Securities then outstanding.

          Person: A corporation, an association, a partnership, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

          Registrable Securities: The Conversion Shares or shares of any security of the Company issued or issuable upon conversion of the Series A Preferred, and any securities issued or issuable with respect to such securities by way of distribution or in connection with any reorganization, recapitalization, merger, consolidation or otherwise.

          As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) they shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (c) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent disposition of them shall not require registration or qualification of them under the Securities Act or any similar state law then in force, or (d) they shall have ceased to be outstanding.

          Registration Expenses: All expenses incident to the Company's performance of or compliance with Sections 2.1 and 2.2, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, messenger and delivery expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance, the fees and disbursements incurred by the holders of Registrable Securities to be registered (including the fees and disbursements of not more than one special counsel to the holders of such Registrable Securities), premiums and other costs of policies of insurance against liabilities arising out of the public offering of the Registrable Securities being registered, any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, fees and expenses for independent reports and other experts and fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, but excluding Selling Expenses, if any.

          Requisite Holders: With respect to any registration of Registrable Securities pursuant to Section 2.1, any holder or holders of more than 50% of the Registrable Securities to be so registered.

          Securities Act: The Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as of the same shall be in effect at the time. References to a particular section of the Securities Act of 1933 shall include a reference to the comparable section, if any, of any such similar federal Statute.

          Selling Expenses: Underwriting discounts and selling commissions and stock transfer taxes relating to the sale of securities registered by the Company.

         4. Rule 144 and Reports: The Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such requirements. After any sale of Registrable Securities pursuant to this Section 4, the Company will, to the extent allowed by law, cause any restrictive legends to be removed and any transfer restrictions to be rescinded with respect to such Registrable Securities.

         5. Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of 75% or more of the Registrable Securities. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 5, whether or not such Registrable Securities shall have been marked to indicate such consent.

         6. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

         7. Notices. All communications provided for hereunder shall be sent by first-class mail and (a) if addressed to a party other than the Company, addressed to such party at the address set forth opposite such party's name on the execution page hereof or (b) if addressed to the Company, at 110 Cypress Station Drive, Suite 220, Houston, Texas 77090-1629 or at such other address, or to the attention of such other officer, as the Company shall have furnished to each holder of Registrable Securities at the time outstanding; provided, however, that any such communication to the Company may also, at the option of any of the parties hereunder, be either delivered to the Company at its address set forth above or to any officer of the Company.

         8. Assignment. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of Registrable Securities required in order to be entitled to certain rights, or take certain actions, contained herein.

         9. Termination. This Agreement shall terminate when no Registrable Securities remain outstanding.

         10. Descriptive Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for reference only and shall not limit or otherwise affect the meaning hereof.

         11. Specific Performance. The parties hereto recognize and agree that money damages may be insufficient to compensate the holders of any Registrable Securities for breaches by the Company of the terms hereof and, consequently, that the equitable remedy of specific performance of the terms hereof will be available in the event of any such breach.

         12. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Texas.

         13. Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

         14. Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                     TEXOIL, INC.

                                      By: /s/ Frank A. Lodzinski
                                         ---------------------------------------
                                      Name: Frank A. Lodzinski
                                      Title:   President

                                      Address:        110 Cypress Station Drive
                                                      Suite 220
                                                      Houston, Texas 77090
                                                      Telephone:  (281) 537-9920
                                                      Telecopy:  (281) 537-8324

                                      QUANTUM ENERGY PARTNERS, LP

                                      By:    Quantum Energy Management, LLC,
                                             its General Partner

                                             By:  /s/ S. Wil VanLoh, Jr.
                                                  ------------------------------
                                             Name:      S. Wil VanLoh, Jr.
                                             Title:     President

                                      Address:        777 Walker
                                                      2530 Two Shell Plaza
                                                      Houston, Texas  77002
                                                      Telephone:  (713) 225-4800
                                                      Telecopy:  (713) 225-5700

                                      ENCAP EQUITY 1996 LIMITED PARTNERSHIP

                                      By:      EnCap Investments L.C.,
                                               its general partner

                                               By: /s/ Robert L. Zorich
                                                  ------------------------------
                                               Name: Robert L. Zorich
                                               Title:   Managing Director

                                      Address:        1100 Louisiana
                                                      Suite 3150
                                                      Houston, Texas  77002
                                                      Telephone:  (713) 659-6100
                                                      Telecopy:  (713) 659-6130


                                      ENERGY CAPITAL INVESTMENT COMPANY PLC


                                      By:    /s/ Gary R. Petersen
                                             -----------------------------------
                                      Name:    Gary R. Petersen
                                      Title:   Director

                                      Address:        1100 Louisiana
                                                      Suite 3150
                                                      Houston, Texas  77002
                                                      Telephone:  (713) 659-6100
                                                      Telecopy:  (713) 659-6130


                                      V&C ENERGY LIMITED PARTNERSHIP

                                      By:      Energy Resource Associates, Inc.,
                                               its general partner

                                               By:  /s/ Frank A. Lodzinski
                                                  ------------------------------
                                               Name: Frank A. Lodzinski
                                               Title:   President

                                      Address:       110 Cypress Station Drive
                                                     Suite 220
                                                     Houston, Texas  77090
                                                     Telephone:  (281)  537-9920
                                                     Telecopy:  (281) 537-8324

                                      /s/ Arthur L. Smith
                                      ------------------------------------------
                                      Arthur L. Smith

                                      Address:     John S. Herold, Inc.
                                                   Wedgewood International Tower
                                                   1415 Louisiana
                                                   Suite 2210
                                                   Houston, Texas  77002
                                                   Attn:  Mr. Arthur L. Smith
                                                   Telephone:  (713) 651-1399
                                                   Telecopy:  (713) 651-1390



                                      /s/ Paul B. David
                                      ------------------------------------------
                                      Paul B. David

                                      Address:       204 Kings Road
                                                     Lafayette, Louisiana  70503
                                                     Telephone:  (318) 988-2121
                                                     Telecopy:  (318) 988-2122



                                      /s/ Thomas A. Reiser
                                      ------------------------------------------
                                      Thomas A. Reiser

                                      Address:        2020 N. Memorial Way
                                                      Houston, Texas  77007
                                                      Telephone:  (713) 802-1560
                                                      Telecopy:  (713) 802-1571



                                      /s/ Jerry M. Crews
                                      ------------------------------------------
                                      Jerry M. Crews

                                      Address:        8930 Sedgemoor Drive
                                                      Tomball, Texas  77375
                                                      Telephone:  (281) 351-6396